THE BANK OF NEW YORK                                        Revised Delinquency
CORPORATE TRUST AND AGENCY SERVI                            Info 09/18/96
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691                                        Distribution Date08/25/96


Reduction of the Stated Amount of Certificates
                                           SINGLE CERTIFICATE      TOTAL AMOUNT
  Class A-1 Certificates.       TJ3        $135.35928753        $1,969,677.83
  Class A-2 Certificates.       TK0          $0.00000000                $0.00
  Class A-3 Certificates.       TL8          $0.00000000                $0.00
  Class A-4 Certificates.       TM6          $0.60200637           $11,563.31
  Class A-5 Certificates.       TN4          $0.00000000                $0.00
  Class PO Certificates.        TP9          $0.90259605               $45.47
  Class A-R Certificates.       TU8          $0.00000000                $0.00
  Class X Certificates.         TQ7          $0.00000000                $0.00
  Class B-1 Certificates.       TR5          $0.60200619            $9,306.25
  Class B-2 Certificates.       TS3          $0.60200610            $3,323.66
  Class B-3 Certificates.       TT1          $0.60200738            $1,994.20
  Class B-4 Certificates.       N/A          $0.60200881            $1,130.05
  Class B-5 Certificates.       N/A          $0.60200719              $398.84
  Class B-6 Certificates.       N/A          $0.60200895            $1,130.05

                                Total                            1,998,569.66

Aggregate amount of any Principal Prepayments


Amounts distributed representing interest
                                            SINGLE CERTIFICATE      TOTAL AMOUNT
   Class A-1 Certificates.                    $3.37704367            49,140.98
   Class A-2 Certificates.                    $5.77499999           571,075.26
   Class A-3 Certificates.                    $5.83333328           287,189.61
   Class A-4 Certificates.                    $5.82046197           111,799.16
   Class A-5 Certificates.                    $0.00000000                 0.00
   Class PO Certificates.                     $0.00000000                 0.00
   Class A-R Certificates.                    $0.00000000                 0.00
   Class X Certificates.                      $1.17250313           254,787.46
   Class B-1 Certificates.                    $5.82046207            89,976.94
   Class B-2 Certificates.                    $5.82046211            32,134.62
   Class B-3 Certificates.                    $5.82046221            19,280.77
   Class B-4 Certificates.                    $5.82046441            10,925.78
   Class B-5 Certificates.                    $5.82045442             3,856.15
   Class B-6 Certificates.                    $5.82046048            10,925.77

                             Total                                1,441,092.50

Amount of shortfall which is less than the full amount that would be distributed:
                      Principal                                           0.00
                      Interest                                            0.00


Stated Amount of Certificates after this Distribution:

                           ORIGINAL BALANCE            SINGLE CERTIFICATE            TOTAL AMOUNT
Class A-1 Certificates.         14,551,479.00                $447.72735335            $6,515,095.18
Class A-2 Certificates.         98,887,491.00              $1,000.00000000           $98,887,491.00
Class A-3 Certificates.         49,232,505.00              $1,000.00000000           $49,232,505.00
Class A-4 Certificates.         19,207,953.00                $997.19145918           $19,154,006.68
Class A-5 Certificates.         10,200,000.00              $1,029.50893529           $10,500,991.14
Class PO Certificates.              50,376.91                $996.31120686               $50,191.08
Class A-R Certificates.                100.00                  $0.00000000                    $0.00
Class X Certificates.          217,302,158.28                  $0.00000000                    $0.00
Class B-1 Certificates.         15,458,728.00                $997.19145844           $15,415,311.52
Class B-2 Certificates.          5,520,974.00                $997.19145933            $5,505,468.12
Class B-3 Certificates.          3,312,584.00                $997.19145839            $3,303,280.47
Class B-4 Certificates.          1,877,132.00                $997.19144951            $1,871,859.98
Class B-5 Certificates.            662,517.00                $997.19146829              $660,656.30
Class B-6 Certificates.          1,877,131.55                $997.19144884            $1,871,859.53

                                                                           Total                      212,968,716.00

The Pool Stated Principal Balance for the following Distribution Date:
                                                                 212,968,716.00

Senior Percentage for the following Distribution Date
                                                                 78.0289384932%

Subordinated Percentage for the following Distribution Date
                                                               13.163770879183%

Amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date
                                                                      22,924.00

Pass-Through Rate for each such Class of Certificates
                Class A-1 Certificates.                        5.10032%
                Class A-2 Certificates.                        6.93000%
                Class A-3 Certificates.                        7.00000%
                Class A-4 Certificates.                        6.99167%
                Class A-5 Certificates.                        0.00000%
                Class PO Certificates.                              N/A
                Class A-R Certificates.                             N/A
                Class X Certificates.                          1.42614%
                Class B-1 Certificates.                        6.99167%
                Class B-2 Certificates.                        6.99167%
                Class B-3 Certificates.                        6.99167%
                Class B-4 Certificates.                        6.99168%
                Class B-5 Certificates.                        6.99166%
                Class B-6 Certificates.                        6.99167%

Amount of Advances included in the distribution on this Distribution Date
                                                                      49,057.80

Aggregate amount of Advances outstanding as of the close of business on such Distribution Date.
                                                                      61,799.34

A. The number and aggregate principal amounts of Mortgage Loans delinquent
            30 to 59 days                    35                   $4,810,316.98
            60 to 89 days                    10                     $912,763.95
              90 or more                      4                     $328,851.93








CWMBS, INC. 1996-E



B. The number and aggregate principal amounts of Mortgage Loans in foreclosure
            In foreclosure                4                          416,260.25

Loan number and Stated Principal Balance for any Mortgage loan that became an REO Property during the preceding calendar month.
                           none                                      0

Total number and principal balance of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date.
                                                                     0


 Senior Prepayment Percentage for following Distribution      100.000000000000%
                           Date


   Aggregate amount of Realized Losses incurred during               0
                     preceding month
       Aggregate amount of Realized Losses through                   0
                    Distribution Date


Special Hazard Loss Coverage Amount                       2,208,390.00
Required Fraud Loss Coverage                              6,625,169.00
Current Bankruptcy Coverage                                 100,000.00